POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew J. Zagorski as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 and any and all amendments including post-effective amendments thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities described herein which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do in person, hereby ratifying and approving all acts of any such attorney or substitute.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Andrew J. Zagorski Andrew J. Zagorski Chief Executive Officer, Chief Financial and Accounting Officer, Director	September 29, 2014
/s/ Andrew J. Zagorski Andrew P. Zagorski, Director	September 29, 2014
/s/ James Caruso James Caruso, Director	September 29, 2014
/s/ Erich Menge Erich Menge, Director	September 29, 2014